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                                                                      EXHIBIT 11

PEABODY ENERGY
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              May 20,            Year                Year
                                                             1998 to             Ended              Ended
                                                          March 31, 1999     March 31, 2000     March 31, 2001
                                                          --------------     --------------     --------------
Income (Loss) from Continuing Operations                  $  (5,433)          $  118,570          $  102,680

Income allocable to Class A/B shares                         (4,309)              94,572              81,861

Weighted average shares used in calculating
  basic earnings (loss) per share                            26,823               27,586              27,525

Weighted average shares used in calculating
  diluted earnings (loss) per share                          26,823               27,586              27,525

Basic and diluted earnings (loss) per
  Class A/B share from continuing operations              $   (0.16)          $     3.43          $     2.97


                                                     Nine Months           Year             Three Months
                                                        Ended             Ended                 Ended
                                                 December 31, 2001   December 31, 2002     March 31, 2003
                                                 -----------------   -----------------   ------------------
Income (Loss) from Continuing Operations             $  19,287          $  105,519          $    (937)

Weighted average shares used in calculating
  basic earnings (loss) per share                       48,746              52,166             52,414

Weighted average shares used in calculating
  diluted earnings (loss) per share                     50,525              53,822             52,414

Basic earnings (loss) per share from
  continuing operations                              $    0.40          $     2.02          $   (0.02)

Diluted earnings (loss) per share from
  continuing operations                              $    0.38          $     1.96          $   (0.02)